UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2017

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 28, 2017, Enbridge Energy Partners, L.P. issued a news release titled “Enbridge Energy Partners, L.P. Announces Conclusion of Strategic Review and Declares Distribution for First Quarter 2017.” Please be advised that the distribution amount stated in such press release for Enbridge Energy Management, L.L.C. should read “$0.35 per share, or $1.40 per share on an annualized basis” rather than “$1.40 per share” as originally issued. Complete clarified text is as follows:

“Enbridge Energy Management Distribution

Enbridge Energy Management, L.L.C. (NYSE: EEQ) ("Enbridge Management") declared a distribution of $0.35 per share, or $1.40 per share on an annualized basis, payable on May 15, 2017 to shareholders of record on May 8, 2017. The distribution will be paid in the form of additional shares of Enbridge Management valued at the average closing price of the shares for the 10 trading days prior to the ex-dividend date on May 4, 2017. Enbridge Management's sole asset is its approximate 17 percent limited partner interest in EEP. Enbridge Management's results of operations, financial condition and cash flows depend on the results of operations, financial condition and cash flows of EEP.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: May 2, 2017	By:	/s/ VALORIE WANNER
Valorie Wanner Corporate Secretary (Duly Authorized Officer)